Exhibit 99.1

Gregory J. Larson Chief Financial Officer 240.744.5120 Gee Lingberg Vice President 240.744.5275

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS STRONG OPERATING RESULTS FOR THE FIRST QUARTER

BETHESDA, MD; May 1, 2014 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the first quarter of 2014.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended
	March 31,	March 31,	Percent
	2014	2013	Change
Total revenues	$1,309	$1,224	6.9%
Comparable hotel revenues (a)	1,204	1,126	6.9%
Net income	185	60	208.3%
Adjusted EBITDA (a)	308	283	8.8%
Change in comparable hotel RevPAR – Constant US$	6.8%
Change in comparable hotel RevPAR – Nominal US$	6.2%

Diluted earnings per share	$.24	$.08	200.0%
NAREIT FFO per diluted share (a)	.32	.29	10.3%
Adjusted FFO per diluted share (a)	.33	.28	17.9%

(a)	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, Adjusted EBITDA and comparable hotel operating results are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.

Total revenues and comparable hotel revenues increased 6.9% for the first quarter of 2014. The strong growth in operating results were driven by an increase in comparable hotel RevPAR of 6.8%, on a constant US$ basis, and an increase of 9.4% in comparable food and beverage operations. The growth in RevPAR reflects strong growth in average room rates and an occupancy increase of 1.5 percentage points to 73.9%. The growth in room revenues was primarily driven by a strong increase in group business of 11%, which provided the Company’s operators the opportunity to shift to higher-rated transient business and to decrease lower-rated discount business helping to drive profitability. Additionally, the increase in group business helped drive a 13.5% increase in comparable food and beverage banquet revenues. Overall, this resulted in strong margin growth as comparable hotel adjusted operating profit margins increased 120 basis points for the first quarter.

CAPITAL EXPENDITURES

The Company continues to pursue opportunities to enhance asset value through select capital improvements, while ensuring that its high standards for product quality are maintained. For first quarter 2014, the Company has completed renovations of 1,800 guestrooms, over 100,000 square feet of meeting space and approximately 42,000 square feet of public space.

•	REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES (“ROI”) - These projects are designed to increase cash flow and to improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties, including projects such as the redevelopment of a hotel, repositioning of a hotel restaurant or the installation of energy efficient systems. The Company invested approximately $11 million in the first quarter 2014 in ROI capital expenditures, of which $5 million was invested in restaurant repositionings and energy projects. Projects completed during the first quarter include the expansion to the new 9,000 square foot spa at The Fairmont Kea Lani, Maui and the renovation of 13,000 square feet of restaurant and public space at The Ritz-Carlton, Marina del Rey. The Company expects that ROI capital expenditures for 2014 will range from $70 million to $80 million.

•	CAPITAL EXPENDITURES FOR RECENT ACQUISITIONS - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and to enhance the guest experience. During the first quarter, the Company invested approximately $3 million on these projects, including the completion of the first phase of the renovation of over 100,000 square feet of meeting space and expansion of the fitness center at the Manchester Grand Hyatt San Diego. The Company expects that acquisition capital expenditures will total $30 million to $35 million for 2014.

•	RENEWAL AND REPLACEMENT EXPENDITURES - The Company invested approximately $76 million in renewal and replacement capital expenditures during the first quarter 2014. Major renewal and replacement projects completed include the renovation of all guest rooms at The Westin Indianapolis and the Newport Beach Marriott Hotel & Spa and almost 12,000 square feet of public space at the Sheraton San Diego Hotel & Marina. The Company expects that renewal and replacement expenditures for 2014 will total approximately $320 million to $340 million.

BALANCE SHEET

During the first quarter of 2014, the Company redeemed the remaining $150 million of 6 3⁄4% Series Q senior notes at 101.125%, which reflects a $2 million call premium, and repaid $225 million borrowed under its credit facility. Additionally, the Company repaid the $300 million mortgage note on The Ritz-Carlton, Naples and Newport Beach Marriott Hotel & Spa on February 28, 2014 with available cash.

The Company has approximately $392 million of cash and cash equivalents and $782 million of available capacity under its credit facility. As of March 31, 2014, the Company’s total debt was $4.1 billion, with an average maturity of 5.7 years and an average interest rate of 4.9%, including nearly 80% with a fixed rate of interest.

EUROPEAN JOINT VENTURE

The European joint venture’s comparable hotel RevPAR on a constant euro basis increased 2.8% in the first quarter 2014. The comparable RevPAR results were primarily driven by a 220 basis point increase in occupancy as a result of strong group business.

DIVIDEND

The Company paid a regular quarterly cash dividend of $.14 per share on its common stock on April 15, 2014 to stockholders of record on March 31, 2014. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2014 OUTLOOK

The Company anticipates that its 2014 operating results will increase as follows:

	Full Year 2014
	Low-end		High-end
	of range		of range
Comparable hotel RevPAR for domestic properties	5.0%		6.0%
Comparable hotel RevPAR for international properties - constant US$	7.0%		8.0%
Total comparable hotel RevPAR - constant US$	5.0%		6.0%

Total revenues under GAAP	3.3%		4.3%
Total comparable hotel revenues	4.7%		5.7%
Operating profit margins under GAAP	180	bps	240	bps
Comparable hotel adjusted operating profit margins	70	bps	120	bps

Based upon these parameters, the Company estimates that its 2014 guidance is as follows (in millions, except per share amounts):

	Full Year 2014
	Low-end	High-end
	of range	of range
Diluted earnings per share	$.64	$.69
Net income	497	534
NAREIT FFO per diluted share	1.41	1.45
Adjusted FFO per diluted share	1.41	1.46
Adjusted EBITDA	1,360	1,400

See the 2014 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecast results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 60,000 rooms. The Company also holds non-controlling interests in five joint ventures, including one in Europe that owns 19 hotels with approximately 6,400 rooms and one in Asia that has interests in three hotels in Australia and India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 1, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.3% of the partnership interests in Host LP held by outside partners as of March 31, 2014, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Property and equipment, net	$10,817	$10,995
Due from managers	111	52
Advances to and investments in affiliates	412	415
Deferred financing costs, net	39	42
Furniture, fixtures and equipment replacement fund	149	173
Other	256	244
Restricted cash	33	32
Cash and cash equivalents	392	861

Total assets	$12,209	$12,814

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $375 million and $371 million, respectively, net of discount, of Exchangeable Senior Debentures	$2,872	$3,018
Credit facility, including the $500 million term loan	718	946
Mortgage debt	417	709
Other	86	86

Total debt	4,093	4,759
Accounts payable and accrued expenses	185	214
Other	386	389

Total liabilities	4,664	5,362

Non-controlling interests—Host Hotels & Resorts, L.P.	196	190

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 755.3 million shares and 754.8 million shares issued and outstanding, respectively	8	8
Additional paid-in capital	8,494	8,492
Accumulated other comprehensive loss	(2)	(9)
Deficit	(1,189)	(1,263)

Total equity of Host Hotels & Resorts, Inc. stockholders	7,311	7,228
Non-controlling interests—other consolidated partnerships	38	34

Total equity	7,349	7,262

Total liabilities, non-controlling interests and equity	$12,209	$12,814

(a)	Our consolidated balance sheets as of March 31, 2014 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2014	2013
Revenues
Rooms	$808	$762
Food and beverage	405	369
Other	96	93

Total revenues	1,309	1,224

Expenses
Rooms	226	215
Food and beverage	284	272
Other departmental and support expenses	315	307
Management fees	50	47
Other property-level expenses	97	94
Depreciation and amortization	172	173
Corporate and other expenses	34	26
Gain on insurance settlements	(3)	—

Total operating costs and expenses	1,175	1,134

Operating profit	134	90
Interest income	1	1
Interest expense (b)	(58)	(76)
Gain on sale of other assets	—	12
Gain on foreign currency transactions and derivatives	—	2
Equity in losses of affiliates	(8)	(2)

Income before income taxes	69	27
Benefit for income taxes	7	7

Income from continuing operations	76	34
Income from discontinued operations, net of tax	—	26

Income before gain on sale of property (c)	76	60
Gain on sale of property, net of tax	109	—

Net income	185	60
Less: Net income attributable to non-controlling interests	(6)	(4)

Net income attributable to Host Inc.	$179	$56

Basic and diluted earnings per common share:
Continuing operations (c)	$.24	$.04
Discontinued operations	—	.04

Basic and diluted earnings per common share	$.24	$.08

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Interest expense includes the following items:

	Quarter ended March 31,
	2014	2013
Non-cash interest for exchangeable debentures	$4	$4
Debt extinguishment costs	2	—

Total	$6	$4

(c)	Effective January 1, 2014, we adopted a new accounting standard for reporting discontinued operations. Under this standard, the disposal of a hotel, or group of hotels, is required to be reported in discontinued operations only if the disposal represents a strategic shift that has, or will have, a major effect on the company’s operations and financial results. However, the gain or loss on the sale of a hotel will be reported separately below income from continuing operations. Under the new standard, we are not permitted to restate prior year results, so the results of operations of hotels sold in 2013 will continue to be reported in discontinued operations. For purposes of the earnings per share calculation, beginning in 2014 gains or losses on property sales will be included in continuing operations, as prescribed under GAAP.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2014	2013
Net income	$185	$60
Less: Net income attributable to non-controlling interests	(6)	(4)

Net income attributable to Host Inc.	179	56
Assuming conversion of exchangeable senior debentures	7	—

Diluted income attributable to Host Inc.	$186	$56

Basic weighted average common shares outstanding	754.9	728.2
Assuming weighted average shares for conversion of exchangeable senior debentures	29.9	9.9
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	.3	.5

Diluted weighted average common shares outstanding (a)	785.1	738.6

Basic and diluted earnings per common share	$.24	$.08

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (a)

Comparable Hotels by Market in Constant US$

	As of March 31, 2014		Quarter ended March 31, 2014			Quarter ended March 31, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Market (b)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Boston	5	3,432	$172.94	60.9%	$105.36	$163.11	66.4%	$108.30	(2.7)%
New York	9	7,224	246.13	77.6	190.89	232.73	78.7	183.14	4.2
Philadelphia	2	776	192.34	78.6	151.17	198.64	63.0	125.20	20.7
Washington, D.C.	12	6,016	205.70	69.6	143.14	210.95	68.0	143.40	(0.2)
Atlanta	6	2,280	171.62	74.8	128.36	162.00	72.2	116.95	9.8
Florida	7	3,230	245.25	85.8	210.43	239.05	84.2	201.27	4.6
Chicago	7	2,857	142.64	59.6	85.01	148.46	58.9	87.47	(2.8)
Denver	3	1,363	145.62	62.0	90.33	136.61	55.4	75.72	19.3
Houston	4	1,706	191.53	79.9	152.98	175.59	82.3	144.53	5.8
Phoenix	4	1,522	245.17	82.6	202.58	235.30	79.1	186.12	8.8
Seattle	3	1,774	163.37	72.1	117.75	150.31	66.1	99.38	18.5
San Francisco	5	3,701	214.98	77.6	166.78	185.71	71.7	133.15	25.3
Los Angeles	8	3,228	171.01	81.2	138.80	159.34	80.3	127.88	8.5
San Diego	5	4,691	196.10	80.4	157.68	185.32	73.4	136.09	15.9
Hawaii	2	1,256	401.96	86.4	347.40	371.82	89.4	332.31	4.5
Other	13	7,929	166.94	68.4	114.17	165.23	68.3	112.79	1.2

Domestic	95	52,985	203.71	74.0	150.65	195.20	72.4	141.29	6.6

Asia-Pacific	7	1,378	$158.80	85.5%	$135.72	$150.56	83.3%	$125.49	8.2%
Canada	3	1,219	169.91	62.0	105.37	162.74	64.3	104.64	0.7
Latin America	4	1,075	249.10	69.1	172.04	211.53	67.3	142.38	20.8

International	14	3,672	186.71	73.0	136.27	170.57	72.4	123.53	10.3

All Markets – Constant US$	109	56,657	202.61	73.9	149.71	193.59	72.4	140.13	6.8

All Owned Hotels in Constant US$ (c)

	As of March 31, 2014		Quarter ended March 31, 2014			Quarter ended March 31, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Comparable Hotels	109	56,657	$202.61	73.9%	$149.71	$193.59	72.4%	$140.13	6.8%
Non-comparable Hotels (Pro Forma)	5	3,172	250.87	80.9	203.03	248.72	75.3	187.39	8.3

All Hotels	114	59,829	205.40	74.3	152.54	196.48	72.5	142.52	7.0

Comparable Hotels in Nominal US$

	As of March 31, 2014		Quarter ended March 31, 2014			Quarter ended March 31,2013
				Average			Average		Percent
International	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Market	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Asia-Pacific	7	1,378	$158.80	85.5%	$135.72	$160.52	83.3%	$133.79	1.4%
Canada	3	1,219	169.91	62.0	105.37	178.00	64.3	114.45	(7.9)
Latin America	4	1,075	249.10	69.1	172.04	241.89	67.3	162.81	5.7

International	14	3,672	186.71	73.0	136.27	187.57	72.4	135.85	0.3
Domestic	95	52,985	203.71	74.0	150.65	195.20	72.4	141.29	6.6

All Markets	109	56,657	202.61	73.9	149.71	194.70	72.4	140.93	6.2

Comparable Hotels by Type in Nominal US$

	As of March 31, 2014		Quarter ended March 31, 2014			Quarter ended March 31, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Property Type (b)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Urban	57	35,243	$208.68	73.6%	$153.60	$201.11	72.6%	$146.08	5.1%
Suburban	29	10,206	165.46	67.2	111.24	156.73	66.2	103.76	7.2
Resort	11	5,570	286.62	82.3	235.89	274.47	80.8	221.88	6.3
Airport	12	5,638	138.32	79.4	109.88	130.43	73.6	96.03	14.4

All Types	109	56,657	202.61	73.9	149.71	194.70	72.4	140.93	6.2

(a)	See the Notes to Financial Information for a discussion of comparable hotel operating statistics and constant US$ presentation. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (a) (cont.)

(b)	See the Notes to Financial Information for a description of these markets and property types.
(c)	Operating statistics presented are for all consolidated properties owned as of March 31, 2014 and do not include the results of operations for properties sold in 2014 or 2013. Operations for the two hotels acquired in 2014 and 2013 are presented on a pro forma basis, assuming they were owned as of January 1, 2013. See the Notes to Financial Information for further information on these pro forma statistics and the limitations on their use.

European Joint Venture Hotels

	As of March 31, 2014		Quarter ended March 31, 2014			Quarter ended March 31, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Total comparable – in Constant Euros (a)	18	5,962	€161.56	67.8%	€109.57	€162.41	65.6%	€106.57	2.8%
Total comparable – in Nominal Euros (a)	18	5,962	161.56	67.8	109.57	161.86	65.6	106.21	3.2
All Hotels (Pro Forma) – in Constant Euros (b)	19	6,427	160.92	67.7	108.89	161.63	65.2	105.36	3.4

(a)	Total comparable statistics include the operating performance for the 18 properties in the joint venture with comparable results (determined on the same basis as our consolidated comparable hotel portfolio). The total comparable statistics exclude the Sheraton Stockholm Hotel, which was acquired in 2013 as the joint venture did not own the hotel for the entirety of 2013. See Notes to Financial Information for a discussion of the constant Euro and nominal Euro presentation.
(b)	Operating statistics presented are for all properties owned by the joint venture as of March 31, 2014 and do not include the results of operations for one property sold in 2013. Operations for the Sheraton Stockholm hotel are presented on a pro forma basis, assuming it was owned as of January 1, 2013. See Notes to Financial Information for further information on these pro forma statistics and limitations on their use.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per hotel amounts)

	Quarter ended March 31,
	2014	2013
Number of hotels	109	109
Number of rooms	56,657	56,657
Percent change in comparable hotel RevPAR – Constant US$	6.8%	—
Percent change in comparable hotel RevPAR – Nominal US$	6.2%	—
Operating profit margin (b)	10.2%	7.4%
Comparable hotel adjusted operating profit margin (b)	24.0%	22.8%
Comparable hotel revenues
Room	$764	$719
Food and beverage (c)	370	338
Other	70	69

Comparable hotel revenues (d)	1,204	1,126

Comparable hotel expenses
Room	215	202
Food and beverage (e)	264	250
Other	35	35
Management fees, ground rent and other costs	401	382

Comparable hotel expenses (f)	915	869

Comparable hotel adjusted operating profit	289	257
Non-comparable hotel results, net (g)	51	32
Depreciation and amortization	(172)	(173)
Corporate and other expenses	(34)	(26)

Operating profit	$134	$90

(a)	See the Notes to Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP operating profit margins are calculated using amounts presented in the consolidated statements of operations. Comparable hotel adjusted operating profit margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended March 31,
	2014	2013
Food and beverage sales per the consolidated statements of operations	$405	$369
Non-comparable hotel food and beverage sales	(46)	(41)
Food and beverage sales for the property for which we record rental income	11	10

Comparable food and beverage sales	$370	$338

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended March 31,
	2014	2013
Revenues per the consolidated statements of operations	$1,309	$1,224
Non-comparable hotel revenues	(121)	(112)
Hotel revenues for which we record rental income, net	16	14

Comparable hotel revenues	$1,204	$1,126

(e)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended March 31,
	2014	2013
Food and beverage expenses per the consolidated statements of operations	$284	$272
Non-comparable hotel food and beverage expenses	(26)	(28)
Food and beverage expenses for the property for which we record rental income	6	6

Comparable food and beverage expenses	$264	$250

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per hotel amounts)

(f)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended March 31,
	2014	2013
Operating costs and expenses per the consolidated statements of operations	$1,175	$1,134
Non-comparable hotel expenses	(70)	(80)
Hotel expenses for which we record rental income	16	14
Depreciation and amortization	(172)	(173)
Corporate and other expenses	(34)	(26)

Comparable hotel expenses	$915	$869

(g)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements and (iii) the results of our office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	March 31,	December 31,
	2014	2013
Equity
Common shares outstanding	755.3	754.8
Common shares outstanding assuming conversion of OP Units (a)	765.0	764.5
Preferred OP Units outstanding	.02	.02

Security pricing
Common stock (b)	$20.24	$19.44
2 1⁄2% Exchangeable Senior Debentures (c)	$1,557.8	$1,507.7

Quarter ended
March 31,
Dividends declared per common share
2014	$.14
2013	.10

			March 31,	December 31,
	Rate	Maturity date	2014	2013
Debt
Senior debt
Series Q	6 3⁄4%	6/2016	$—	$150
Series V	6%	11/2020	500	500
Series X	5 7⁄8%	6/2019	497	497
Series Z	6%	10/2021	300	300
Series B	5 1⁄4%	3/2022	350	350
Series C	4 3⁄4%	3/2023	450	450
Series D	3 3⁄4%	10/2023	400	400
Exchangeable senior debentures (d)	2 1⁄2%	10/2029	375	371
Credit facility term loan	1.6%	7/2017	500	500
Credit facility revolver (e)	1.9%	11/2015	218	446

			3,590	3,964

Mortgage debt and other
Mortgage debt (non-recourse)	3.3-6.3%	2/2016-1/2024	417	709
Other	7.0-7.8%	10/2014-12/2017	86	86

Total debt (f)(g)			$4,093	$4,759

Percentage of fixed rate debt			79%	71%
Weighted average interest rate			4.9%	4.7%
Weighted average debt maturity			5.7 years	5.3 years
Forecast cash interest (h)			$195

(a)	Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At both March 31, 2014 and December 31, 2013, there were 9.5 million common OP Units held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market trading price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	At March 31, 2014, the principal balance outstanding of the 2 1⁄2% Exchangeable Senior Debentures due 2029 is $400 million. The discount related to these debentures is amortized through October 15, 2015, the first date at which holders can require us to repurchase the debentures for cash.
(e)	The interest rate shown is the weighted average rate of the outstanding credit facility at March 31, 2014.
(f)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 31, 2014, our non-controlling partners’ share of consolidated debt is $94 million and our share of debt in unconsolidated investments is $553 million.
(g)	Total debt as of March 31, 2014 and December 31, 2013 includes net discounts of $28 million and $31 million, respectively.
(h)	Reflects forecast cash interest expense based on existing debt as of the balance sheet date. The following chart reconciles forecast cash interest to the forecast full year 2014 interest expense. See footnote (a) to the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts for full year forecast assumptions.

Forecast interest expense full year 2014	$221
Non-cash interest for exchangeable debentures	(16)
Amortization of deferred financing costs	(9)
Change in accrued interest	(1)

Forecast cash interest full year 2014	$195

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA and Adjusted EBITDA (a)

(unaudited, in millions)

	Quarter ended March 31,
	2014	2013
Net income (b)	$185	$60
Interest expense	58	76
Depreciation and amortization	172	173
Income taxes	(4)	(7)
Discontinued operations (c)	—	7

EBITDA	411	309
Gain on dispositions (d)	(112)	(19)
Acquisition costs	1	—
Recognition of deferred gain on land condemnation (b)	—	(11)
Equity investment adjustments:
Equity in losses of affiliates	8	2
Pro rata Adjusted EBITDA of equity investments	8	8
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(8)	(6)

Adjusted EBITDA	$308	$283

(a)	See the Notes to Financial Information for discussion of non-GAAP measures.
(b)	During the first quarter of 2013, we recognized a previously deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of undepreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from Adjusted FFO per diluted share and Adjusted EBITDA.
(c)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(d)	Reflects the sale of an 89% interest in one hotel in 2014 and the sale of one hotel during the first quarter of both 2014 and 2013.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to NAREIT and

Adjusted Funds From Operations per Diluted Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2014	2013
Net income	$185	$60
Less: Net income attributable to non-controlling interests	(6)	(4)

Net income attributable to Host Inc.	179	56
Gain on dispositions, net of taxes (b)	(109)	(19)
Depreciation and amortization	171	176
Equity investment adjustments:
Equity in losses of affiliates	8	2
Pro rata FFO of equity investments	1	6
Consolidated partner adjustments:
FFO adjustment for non-controlling partnerships	(2)	(1)
FFO adjustment for non-controlling interests of Host LP	(1)	(2)

NAREIT FFO	247	218
Loss on debt extinguishment	2	—
Acquisition costs	1	—
Recognition of deferred gain on land condemnation (c)	—	(11)

Adjusted FFO	$250	$207

For calculation on a per share basis:

Adjustments for dilutive securities (d):
Assuming conversion of Exchangeable Senior Debentures	$7	$7

Diluted NAREIT FFO	$254	$225

Diluted Adjusted FFO	$257	$214

Diluted weighted average shares outstanding-EPS	785.1	738.6
Assuming conversion of Exchangeable Senior Debentures	—	29.1

Diluted weighted average shares outstanding – NAREIT FFO and Adjusted FFO	785.1	767.7

NAREIT FFO per diluted share	$.32	$.29

Adjusted FFO per diluted share	$.33	$.28

(a)	See the Notes to Financial Information for discussion of non-GAAP measures.
(b)	Reflects the sale of an 89% interest in one hotel in 2014 and the sale of one hotel during the first quarter of both 2014 and 2013.
(c)	See footnote (b) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.
(d)	Earnings per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2014
	Low-end	High-end
	of range	of range
Net income	$497	$534
Interest expense	221	221
Depreciation and amortization	687	687
Income taxes	26	29

EBITDA	1,431	1,471
Gain on disposition (b)	(112)	(112)
Acquisition costs	1	1
Equity investment adjustments:
Equity in earnings of affiliates	(10)	(10)
Pro rata Adjusted EBITDA of equity investments	73	73
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(23)	(23)

Adjusted EBITDA	$1,360	$1,400

	Full Year 2014
	Low-end	High-end
	of range	of range
Net income	$497	$534
Less: Net income attributable to non-controlling interests	(11)	(11)

Net income attributable to Host Inc.	486	523
Gain on disposition, net of tax (b)	(109)	(109)
Depreciation and amortization	685	685
Equity investment adjustments:
Equity in earnings of affiliates	(10)	(10)
Pro rata FFO of equity investments	44	44
Consolidated partnership adjustments:
FFO adjustment for non-controlling partners in other consolidated partnerships	(8)	(8)
FFO adjustment for non-controlling interests of Host LP	(8)	(8)

NAREIT FFO	1,080	1,117
Loss on debt extinguishments	2	2
Acquisition costs	1	1

Adjusted FFO	1,083	1,120

Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	27	27

Diluted NAREIT FFO	1,107	1,144

Diluted Adjusted FFO	$1,110	$1,147

Weighted average diluted shares – EPS	755.7	755.7
Weighted average diluted shares – NAREIT and Adjusted FFO (c)	786.7	786.7
Earnings per diluted share	$.64	$.69
NAREIT FFO per diluted share	$1.41	$1.45
Adjusted FFO per diluted share	$1.41	$1.46

(a)	The forecasts were based on the below assumptions:

•	Total comparable hotel RevPAR in constant US$ will increase 5.0% to 6.0% for the low and high end of the forecast range. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share.

•	Comparable hotel adjusted operating profit margins will increase 70 basis points to 120 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $2 million related to debt extinguishments and $25 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $100 million to $115 million on ROI/redevelopment and acquisition capital expenditures and approximately $320 million to $340 million on renewal and replacement expenditures. Additionally, we expect to spend approximately $65 million on new development projects in 2014.

•	Due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of comparable properties for acquisitions or dispositions that have not yet occurred.

    For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(b)	Represents the gain on the January 10, 2014 disposition of an 89% interest in the Philadelphia Marriott Downtown.
(c)	The NAREIT and Adjusted FFO per diluted share include 31.0 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2014 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2014
	Low-end	High-end
	of range	of range
Operating profit margin under GAAP (b)	11.7%	12.3%
Comparable hotel adjusted operating profit margin (c)	26.1%	26.6%

Comparable hotel sales
Room	$3,298	$3,330
Food and beverage	1,444	1,459
Other	279	282

Comparable hotel sales (d)	5,021	5,071

Comparable hotel expenses
Rooms, food and beverage and other departmental costs	2,067	2,072
Management fees, ground rent and other costs	1,645	1,652

Comparable hotel expenses (e)	3,712	3,724

Comparable hotel adjusted operating profit	1,309	1,347
Non-comparable hotel results, net	116	118
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(116)	(116)

Operating profit	$622	$662

(a)	Forecast comparable hotel results include 109 hotels that we have assumed will be classified as comparable as of December 31, 2014. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2014. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2014 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecast revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2014
	Low-end	High-end
	of range	of range
Revenues	$5,334	$5,387
Non-comparable hotel revenues	(368)	(371)
Hotel revenues for which we record rental income, net	55	55

Comparable hotel sales	$5,021	$5,071

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2014
	Low-end	High-end
	of range	of range
Operating costs and expenses	$4,712	$4,725
Non-comparable hotel and other expenses	(252)	(253)
Hotel expenses for which we record rental income	55	55
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(116)	(116)

Comparable hotel expenses	$3,712	$3,724

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Hyatt Place Waikiki Beach in May of 2013. The hotel will not be included in our comparable hotels until January 1, 2015. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 114 hotels that we owned on March 31, 2014, 109 have been classified as comparable hotels. The operating results of the following hotels that we owned as of March 31, 2014 are excluded from comparable hotel results for these periods:

•	Powell Street Hotel (acquired in January 2014);

•	The Ritz-Carlton, Naples, removed in the third quarter of 2013 (business interruption due to closure of the hotel during extensive renovations that were substantially completed in October 2013, which included renovations of 450 rooms, including 35 suites, restaurant, façade and windows);

•	Hyatt Place Waikiki Beach (acquired in May 2013);

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Novotel Christchurch Cathedral Square in Christchurch, New Zealand (business interruption due to closure of the hotel following an earthquake in February 2011 and the subsequent extensive renovations, which hotel reopened in August 2013);

•	Orlando World Center Marriott, removed in the third quarter of 2012 (business interruption due to extensive renovations that were substantially completed in July 2013, which included façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

The operating results of seven hotels disposed of in 2014 and 2013 are not included in comparable hotel results for the periods presented herein. These operations are also excluded from the hotel operating data for all owned hotels on pages 9 and 10.

Operating statistics for the non-comparable hotels listed above are included in the hotel operating data for all owned hotels. By definition, the RevPAR results for these properties are not comparable due to the reasons listed above, and, therefore, are not indicative of the overall trends for our portfolio. The operating results for the two hotels acquired in 2014 and 2013 are also included in the all owned hotel operating data on a pro forma basis, which includes operating results assuming they were owned as of January 1, 2013 and based on actual results obtained from the managers for periods prior to our ownership. For these two hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. All owned hotel operating statistics are provided for completeness and to show the difference between our comparable hotel information (upon which we usually evaluate performance) and all of our hotels, including non-comparable hotels. Also, while they may not be illustrative of trends (as compared to comparable hotel operating statistics), changes in all owned hotel statistics will have an effect on our overall revenues. We also present all owned hotel statistics for our joint venture in Europe using the same methodology as our consolidated hotels.

We evaluate the operating performance of our comparable hotels based on both market and property type. These divisions are generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Boston –Greater Boston Metropolitan area;

•	New York – Greater New York Metropolitan area, including northern New Jersey;

•	Philadelphia – Philadelphia Metropolitan area;

•	Washington, D.C. –Metropolitan area, including the Maryland and Virginia suburbs;

•	Atlanta – Atlanta Metropolitan area;

•	Florida – All Florida locations;

•	Chicago – Chicago Metropolitan area;

•	Denver – Denver Metropolitan area;

•	Houston – Houston Metropolitan area;

•	Phoenix – Phoenix Metropolitan area, including Scottsdale;

•	Seattle – Seattle Metropolitan area;

•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;

•	Los Angeles – Greater Los Angeles area, including Orange County;

•	San Diego –San Diego Metropolitan area;

•	Hawaii – All Hawaii locations;

•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Missouri, North Carolina, Ohio, Tennessee, and Texas;

International

•	Asia-Pacific –Australia and New Zealand;

•	Canada – Toronto and Calgary; and

•	Latin America –Brazil, Chile and Mexico.

Our property types consist of the following:

•	Urban—Hotels located in primary business districts of major cities;

•	Suburban—Hotels located in office parks or smaller secondary markets;

•	Resort—Hotels located in resort destinations such as Arizona, Florida, Hawaii and Southern California; and

•	Airport—Hotels located at or near airports.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

CONSTANT US$, NOMINAL US$ AND CONSTANT EUROS

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. For comparative purposes, we also present the RevPAR results for the prior year assuming the results for our foreign operations were translated using the same exchange rates that were effective for the comparable periods in the current year, thereby eliminating the effect of currency fluctuation for the year-over-year comparisons. For the full year forecast results, we use the applicable forward currency curve (as published by Bloomberg L.P.) for each monthly period to estimate forecast foreign operations in US dollars and have restated the prior year RevPAR results using the same forecast exchange rates to estimate year-over-year growth in RevPAR in constant US$. We believe this presentation is useful to investors as it shows growth in RevPAR in the local currency of the hotel consistent with how we would evaluate our domestic portfolio. However, the estimated effect of changes in foreign currency has been reflected in the actual and forecast results of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

We also present RevPAR results for our joint venture in Europe in constant Euros using the same methodology as used for the constant US$ presentation.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•	Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated book value of the disposed assets could be less important to investors given that the depreciated asset book value often does not reflect the market value of real estate assets as noted above.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•	Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment expense recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment expense, which is based on historical cost book values, is similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

•	Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be made and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.